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                                                                    EXHIBIT 99.1

                         SPECIAL MEETING OF STOCKHOLDERS
                          RIGHTCHOICE MANAGED CARE, INC.

                           _____________________, 2002

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                          RIGHTCHOICE MANAGED CARE, INC.

      The undersigned stockholder of RightCHOICE Managed Care, Inc., a Delaware corporation ("RightCHOICE"), hereby appoints _____________________ and _____________________ and each of them, with full power to act alone, as proxies, each with full power of substitution and revocation, to vote all shares of common stock of RightCHOICE which the undersigned is entitled to vote at the special meeting of stockholders of RightCHOICE to be held on _______________, 2002, at 10 a.m., local time, at the headquarters of RightCHOICE at 1831 Chestnut Street, St. Louis, Missouri, and at any adjournments or postponements of the special meeting, with all powers the undersigned would possess if personally present at the special meeting, on the following:

1. Proposal by RightCHOICE to approve the acquisition of RightChoice by WellPoint Health Network Inc. under the plan of merger included in the Agreement and Plan of Merger, dated as of October 17, 2001, among RightCHOICE, WelllPoint Health Network, Inc. and RWP Acquisition Corp.

            [ ]     FOR         [ ]    AGAINST              [ ]    ABSTAIN

2. Proposal by RightCHOICE to approve an amendment to the RightCHOICE certificate of incorporation to exclude WellPoint and RWP Acquisition Corp. from the ownership limitations in Article VII thereof.

            [ ]     FOR         [ ]     AGAINST              [ ]    ABSTAIN

      IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

      This proxy may be revoked by the undersigned at any time before it is exercised by (1) written notice to the corporate secretary of RightCHOICE, (2) executing and delivering to RightCHOICE a later dated proxy prior to a vote being taken at the special meeting or (3) attending the special meeting and voting in person.

      The undersigned hereby ratifies and confirms that all said proxies, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the notice of the special meeting and the proxy statement/prospectus accompanying it.

      THE PROXY WILL BE VOTED AS SPECIFIED BY YOU ABOVE. IF NO SPECIFICATION IS MADE, YOUR SHARES WILL BE VOTED "FOR" THE PROPOSALS DESCRIBED ABOVE.

                              Dated: ____________, 2002

                              _________________________________________________
                              Signature

                              _________________________________________________
                              Signature (if held jointly)

                              PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.